2011 Equity Incentive Plan of
SYNIVERSE CORPORATION
STOCK OPTION AGREEMENT
GRANT NOTICE
Unless otherwise defined herein, the terms defined in the 2011 Equity Incentive Plan of Syniverse Corporation (the “Plan”) shall have the same defined meanings in this Stock Option Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, the “Agreement”).

You have been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Name of Optionee:                Stephen C. Gray

Total Number of Shares
Subject to the Option:                 350,000

Grant Date:                    December 12, 2014

Type of Option:                    Nonqualified Stock Option

Final Expiration Date:                December 12, 2024

Vesting Schedule:	This Option will vest and become exercisable in accordance with the vesting schedule set forth in Appendix A

Exercise Price per Share:	$11.25 per Share

Total Exercise Price on Grant Date:         $3,937,500

Your signature below indicates your agreement and understanding that this Option is subject to all of the terms and conditions contained in the Agreement (including this Grant Notice and Appendix A to the Agreement) and the Plan. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.
SYNIVERSE CORPORATION            OPTIONEE

By:	/S/ JAMES A. ATTWOOD, JR.
James A. Attwood, Jr.
Chairman of the Board of Directors

By:	/S/ Stephen C. Gray
Stephen C. Gray
President and Chief Executive Officer

APPENDIX A TO STOCK OPTION AGREEMENT

ARTICLE I.
GRANT OF OPTION

Section 1.1    Grant of Option. The Company hereby grants to the Optionee the Option to purchase any part or all of an aggregate of the Shares set forth in the Grant Notice pursuant to which this Appendix is attached, upon the terms and conditions set forth in the Plan and this Agreement (including the Grant Notice and this Appendix A). The Optionee hereby agrees that except as required by law, he or she will not disclose to any Person other than the Optionee’s spouse and/or tax or financial advisor (if any) the grant of the Option or any of the terms or provisions hereof without the prior approval of the Administrator, and the Optionee agrees that, in the discretion of the Administrator, the Option shall terminate and any unexercised portion of such Option (whether or not then exercisable) shall be forfeited if the Optionee violates the non-disclosure provisions of this Section 1.1. In connection with the grant of the Option, the Optionee shall cause his or her spouse, if any, to execute the consent attached hereto as Exhibit A as soon as practicable following the Grant Date.

Section 1.2    Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Article VIII thereof.

Section 1.3    Exercise Price. The Exercise Price of a Share covered by the Option shall be the Exercise Price per Share as set forth in the Grant Notice (without commission or other charge).

ARTICLE II.
Vesting schedule; EXERCISABILITY

Section 2.1    Commencement of Exercisability.

(a)Subject to Section 2.1(b) and Section 2.3, the shares covered by the Option shall become vested and exercisable in two equal and cumulative installments provided that the Optionee remains continuously in active service with the Company or any of its Subsidiaries from the Grant Date through such date as follows:

(i)The first installment shall consist of 50% of the shares covered by the Option and shall become vested and exercisable on the first anniversary of the Grant Date; and

(ii)The second installment shall consist of 50% of the shares covered by the Option and shall become vested and exercisable on the second anniversary of the Grant Date.

(b)The Shares covered by the Option shall become vested and exercisable in the event of termination of service within the twelve (12)-month period immediately following a Change in Control.

(c)The Administrator in its sole discretion may accelerate the vesting and/or exercisability of any portion of the Option that does not otherwise become vested or exercisable pursuant to Section 2.1. Notwithstanding anything to the contrary in this Agreement, any portion of the Option that has not become vested or exercisable pursuant to Section 2.1 on or prior to the date of the Optionee’s termination of service as a Service Provider shall be forfeited and shall not thereafter become vested or exercisable.

Section 2.2    Duration of Exercisability. The installments provided for in Section 2.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 2.1 shall remain exercisable until it becomes unexercisable under Section 2.3. Once the Option becomes unexercisable, it shall be forfeited immediately.

Section 2.3    Expiration of Option.

a.The Option may not be exercised to any extent by anyone after the first to occur of the following events:

i.The Final Expiration Date;

ii.Following the Optionee’s termination of service as a Service Provider for any reason other than death or Disability, sixty (60) days following the date of the Optionee’s termination of service as a Service Provider;

iii.Following the Optionee’s termination of service as a Service Provider by reason of the Optionee’s death or Disability, six (6) months following the Optionee’s termination of service as a Service Provider.

Section 2.4    Partial Exercise. Subject to Section 5.2 of the Plan, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable.

Section 2.5    Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.

Section 2.6    Manner of Exercise; Tax Withholding.

a.Unless determined otherwise by the Administrator, as a condition to the exercise of the Option, the Optionee shall (i) notify the Company at least thirty (30) days prior to exercise and no earlier than ninety days prior to exercise that the Optionee intends to exercise, and (ii) concurrently with the exercise of the Option, execute that certain Management Stockholders Agreement by and among Buccaneer Holdings, Inc., Carlyle Partners V, L.P., Carlyle Partners V-A, L.P., CP V Coinvestment A, L.P., CP V Coinvestment B, L.P., and each of the other stockholders who become parties to such agreement from time to time, dated on or about the Grant Date (the “Management Stockholders Agreement”), unless the Optionee has already executed the Management Stockholders Agreement. This Section 2.6(a) shall not apply if the Shares underlying the Option are registered on Form S-8.

b.To the extent permitted by law or the applicable listing rules, if any, the Optionee may pay for the Shares with respect to which such Option or portion of such Option is exercised through (i) payment in cash; (ii) with the consent of the Administrator, the delivery of Shares which are owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the exercised portion of the Option; (iii) with the consent of the Administrator, through the surrender of Shares then issuable upon exercise of the Option having a Fair Market Value on the date of the exercise of the Option equal to the aggregate Exercise Price of the exercised portion of the Option; or (iv) with the consent of the Administrator, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided that payment of such proceeds is then made to the Company upon settlement of such sale.

c.The Optionee shall make appropriate arrangements for the payment to the Company (or its Subsidiaries, as applicable) in cash of all amounts, if any, which the Company (or its Subsidiaries, as applicable) is required to withhold under applicable law in connection with the exercise of the Option. Notwithstanding the prior sentence, with the consent of the Administrator and subject to any applicable legal conditions or restrictions, the Company shall, upon the Optionee’s request, withhold from the Shares otherwise issuable to the Optionee upon the exercise of the Option or any portion thereof a number of whole Shares having a Fair Market Value, determined as of the date of exercise, not in excess of the minimum of tax required to be withheld by law, if any (or such lower amount as may be necessary to avoid variable award accounting). Any adverse consequences to the Optionee arising in connection with the share withholding procedure set forth in the preceding sentence shall be the sole responsibility of the Optionee.

ARTICLE III.
OTHER PROVISIONS

Section 3.1    Optionee Representation; Not a Contract of Service. The Optionee hereby represents that the Optionee’s execution of this Agreement and participation in the Plan is voluntary and that the Optionee has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of service with the Company or any of its Subsidiaries. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue as a Service Provider or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever.

Section 3.2    Shares Subject to Plan and Management Stockholders Agreement; Restrictions on the Transfer of Options and Common Stock. The Optionee acknowledges that this Option and any Shares acquired upon exercise of the Option are subject to the terms of the Plan and the Management Stockholders Agreement including, without limitation, the restrictions set forth in Sections 5.6 and 5.7 of the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

Section 3.3    Construction. This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware, without regard to conflicts of law principles of any jurisdiction.

Section 3.4    Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan, the Management Stockholders Agreement and this Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.5    Amendment, Suspension and Termination. The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided that, except as provided by Section 8.1 of the Plan, neither the amendment, modification, suspension nor termination of this Agreement (including the Grant Notice) shall, without the consent of the Optionee, materially alter or impair any rights or obligations under the Option.

Section 3.6    Data Privacy Consent. As a condition of the Option grant, the Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that the Company and its Subsidiaries and Affiliates may hold certain personal information about the Optionee, including the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, any shares of stock or directorships held in the Company, details of all restricted stock or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Optionee further understands that the Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and that the Company and its Subsidiaries and Affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Optionee understands that these recipients may be located in the Optionee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. The Optionee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any Shares. The Optionee understands that the Data will be held only as long as is necessary or appropriate to implement, administer, and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Company. The Optionee understands that refusal or withdrawal of consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact the Company.

ARTICLE IV.
Definitions

Whenever the following terms are used in this Agreement (including the Grant Notice), they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.
Section 4.1    “Change in Control” shall mean any transaction or series of transactions pursuant to which any Person or group of related Persons other than the Carlyle Entities and their respective Affiliates in the aggregate acquire(s) (a) beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance that has not yet occurred) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s equity, securityholder or voting agreement, proxy, power of attorney or otherwise) or (b) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Change in Control; provided, further, that any transaction or series of transactions shall only constitute a Change in Control if such transaction or series of transactions constitutes a “change in control event” within the meaning of Section 409A of the Code.

Section 4.2    “Company” shall mean Syniverse Corporation, a Delaware corporation.

Section 4.3    “Exercise Price” shall mean the exercise price per Share set forth in the Grant Notice.

Section 4.4    “Final Expiration Date” shall mean the final expiration date set forth in the Grant Notice.

Section 4.5    “Grant Date” shall be the grant date set forth in the Grant Notice.

Section 4.6    “Grant Notice” shall mean the Grant Notice referred to in Section 1.1 of this Agreement, which Grant Notice is for all purposes a part of the Agreement.

Section 4.7    “Option” shall mean the option to purchase Common Stock granted under this Agreement.

Section 4.8    “Optionee” shall be the Person designated as such in the Grant Notice.

Section 4.9    “Plan” shall have the meaning set forth in the Recitals hereto.

Section 4.10    “Public Offering” shall mean the sale in an underwritten public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company.

* * * * *

EXHIBIT A

CONSENT
As the undersigned spouse of Optionee, I hereby acknowledges that I have read that certain Stock Option Agreement and that certain Grant Notice, each by and between my spouse and the Company and dated as of December 12, 2014 (collectively, the “Agreement”), and that I understand their contents. I am aware that the Agreement provides for the repurchase of the Shares subject to my spouse's Option under certain circumstances and imposes other restrictions on the transfer of such Shares. I agree that my spouse's interest in the Option and the Shares subject to such Option are subject to the Agreement and any interest I may have in such Option and the Shares subject to such Option shall be irrevocably bound by the Agreement and further that my community property interest, if any, shall be similarly bound by the Agreement.
I am aware that the legal, financial and other matters contained in the Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Agreement and the Plan that I will waive such right.
Capitalized terms used in this consent and not defined herein shall have the meanings given to such terms in the Agreement.